Exhibit 99.1

Indaptus Therapeutics Reports Third Quarter 2025 Financial Results and Provides Corporate Update

NEW YORK (November 12, 2025) - Indaptus Therapeutics, Inc. (Nasdaq: INDP) (“Indaptus” or the “Company”), a clinical stage biotechnology company dedicated to pioneering innovative cancer and viral infection treatments, today announces financial results for the third quarter ended September 30, 2025, and provides a corporate update.

Jeffrey Meckler, Indaptus Therapeutics’ Chief Executive Officer, commented, “We have completed the Safety Lead-In cohort, dosing six evaluable participants with the combination of Decoy20 and tislelizumab. Following efficacy evaluations, three participants achieved stable disease at the first assessment, two of whom remain on study, while three participants experienced disease progression. The Safety Review Committee has reviewed all available safety data from this cohort and determined that the Decoy20 and tislelizumab combination appears to be tolerable at the current dose and schedule. While this safety data may support proceeding to full enrollment, we have paused enrollment pending additional efficacy evaluations of the remaining participants and to further assess our next development options.”

“In September 2025, we raised total gross proceeds of approximately $2.3 million through our at-the-market facility and further strengthening our balance sheet. We remain focused on disciplined execution and look forward to sharing more data from our combination trial by the end of the year.”

Key Highlights:

●	Completed the Safety Lead-In cohort, dosing six evaluable participants with the combination of Decoy20 and tislelizumab.
●	July 2025, completed conversion of the promissory notes, that were issued in June 2025 for $5.7 million, into common stock, pre-funded warrants and warrants.
●	September 2025, strengthened balance sheet with $2.3 million raised through at-the-market facility.

Financial Highlights for the Third Quarter Ended September 30, 2025

Research and development expenses for the three months ended September 30, 2025, were approximately $1.52 million, an increase of approximately $50,000 from $1.47 million in the three months ended September 30, 2024. The change was primarily due to an increase of $0.35 million in the ongoing Phase 1 study and was offset by a decrease of approximately $0.3 million in payroll and related expenses and stock-based compensation. Research and development expenses for the nine months ended September 30, 2025, were approximately $6.5 million, an increase of approximately $1.7 million from $4.8 million in the nine months ended September 30, 2024. The change was primarily due to an increase of $2.6 million in the ongoing Phase 1 study and was partially offset by a decrease of approximately $0.9 in payroll and related expense and stock-based compensation.

General and administrative expenses for the three months ended September 30, 2025, were approximately $1.1 million, a decrease of approximately $0.6 million from $1.7 million in the three months ended September 30, 2024. The change was primarily due to a decrease of $0.7 million in stock-based compensation, payroll and related expenses, board of directors fees, investor relations costs and directors and officers insurance policy and was partially offset by an increase of approximately $0.1 million in professional fees. General and administrative expenses for the nine months ended September 30, 2025, were approximately $5.2 million, a decrease of approximately $1.2 million from $6.4 million in the nine months ended September 30, 2024. The change was primarily due to a decrease of $2.1 million in stock-based compensation, payroll and related expenses, board of directors fees, investor relations costs and directors and officers insurance policy and was partially offset by an increase of approximately $0.9 million in transaction-related expenses associated with the private placement of convertible notes and warrants completed in June 2025 and professional fees.

Loss per share for the three months ended September 30, 2025, was approximately $2.98, compared with approximately $9.04 for the three months ended September 30, 2024. Loss per share for the nine months ended September 30, 2025, was approximately $18.48, compared with approximately $34.53 per share for the nine months ended September 30, 2024.

As of September 30, 2025 and December 31, 2024, the Company had cash and cash equivalents of approximately $5.8 million. The Company expects that its current cash and cash equivalents will support ongoing operating activities into the first quarter of 2026. This cash runway guidance is based on current operational plans and excludes any additional funding and any business development activities that may be undertaken. The Company continues to assess all financing options that would support its corporate strategy.

Net cash used in operating activities was approximately $11.6 million for the nine months ended September 30, 2025, compared with net cash used in operating activities of approximately $8.9 million for the nine months ended September 30, 2024. The increase of approximately $2.7 million in net cash used was primarily attributable to an increase in research and development activities which were mostly related to our Phase 1 clinical trial and an increase in transaction-related expenses associated with the private placement of convertible notes and warrants completed in June 2025.

Net cash provided by financing activities for the nine months ended September 30, 2025, was approximately $11.7 million, which was provided by issuance and sale of common stock and warrants in the January 2025 financing, the issuance and sale of our common stock under an equity line purchase agreement, the June 2025 private placement of convertible notes and warrants and issuance and sale of our common stock under the at-the-market facility. Net cash provided by financing activities for the nine months ended September 30, 2024 was approximately $2.9 million, which was provided by issuance and sale of common stock under the at-the-market facility and issuance and sale of our common stock and warrants in a registered direct offering and concurrent private placement that we completed in August 2024.

About Indaptus Therapeutics

Indaptus Therapeutics has evolved from more than a century of immunotherapy advances. The Company’s novel approach is based on the hypothesis that efficient activation of both innate and adaptive immune cells and pathways and associated anti-tumor and anti-viral immune responses will require a multi-targeted package of immune system-activating signals that can be administered safely intravenously (i.v.). Indaptus’ patented technology is composed of single strains of attenuated and killed, non-pathogenic, Gram-negative bacteria producing a multiple Toll-like receptor (TLR), Nucleotide oligomerization domain (NOD)-like receptor (NLR) and Stimulator of interferon genes (STING) agonist Decoy platform. The product candidates are designed to have reduced i.v. toxicity, but largely uncompromised ability to prime or activate many of the cells and pathways of innate and adaptive immunity. Decoy product candidates represent an antigen-agnostic technology that have produced single-agent activity against metastatic pancreatic and orthotopic colorectal carcinomas, single agent eradication of established antigen-expressing breast carcinoma, as well as combination-mediated eradication of established hepatocellular carcinomas, pancreatic and non-Hodgkin’s lymphomas in standard pre-clinical models, including syngeneic mouse tumors and human tumor xenografts. In pre-clinical studies tumor eradication was observed with Decoy product candidates in combination with anti-PD-1 checkpoint therapy, low-dose chemotherapy, a non-steroidal anti-inflammatory drug, or an approved, targeted antibody. Combination-based tumor eradication in pre-clinical models produced innate and adaptive immunological memory, involved activation of both innate and adaptive immune cells, and was associated with induction of innate and adaptive immune pathways in tumors after only one i.v. dose of Decoy product candidate, with associated “cold” to “hot” tumor inflammation signature transition. The Decoy platform has also been shown to induce activation, polarization or maturation of human macrophages, dendritic, NK, NKT, CD4 T and CD8 T cells in vitro. IND-enabling, nonclinical toxicology studies demonstrated i.v. administration without sustained induction of hallmark biomarkers of cytokine release syndromes, possibly due to passive targeting to liver, spleen, and tumor, followed by rapid elimination of the product candidate. Indaptus’ Decoy product candidates have also produced meaningful single agent activity against chronic hepatitis B virus (HBV) and chronic human immunodeficiency virus (HIV) infections in pre-clinical models.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These include statements regarding management’s expectations, beliefs and intentions regarding, among other things, the sufficiency of our cash and cash equivalents to fund our ongoing activities and our expectations and plans regarding our combination study and the anticipated effects of our product candidates, including Decoy20. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should”, “could”, “might”, “seek”, “target”, “will”, “project”, “forecast”, “continue” or “anticipate” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to the following: our limited operating history; conditions and events that raise substantial doubt regarding our ability to continue as going concern; the need for, and our ability to raise, additional capital given our lack of current cash flow; our clinical and preclinical development, which involves a lengthy and expensive process with an uncertain outcome; our incurrence of significant research and development expenses and other operating expenses, which may make it difficult for us to attain profitability; our pursuit of a limited number of research programs, product candidates and specific indications and failure to capitalize on product candidates or indications that may be more profitable or have a greater likelihood of success; our ability to obtain and maintain regulatory approval of any product candidate; the market acceptance of our product candidates; our reliance on third parties to conduct our preclinical studies and clinical trials and perform other tasks; our reliance on third parties for the manufacture of our product candidates during clinical development; our ability to successfully commercialize Decoy20 or any future product candidates; our ability to obtain or maintain coverage and adequate reimbursement for our products; the impact of legislation and healthcare reform measures on our ability to obtain marketing approval for and commercialize Decoy20 and any future product candidates; product candidates of our competitors that may be approved faster, marketed more effectively, and better tolerated than our product candidates; our ability to adequately protect our proprietary or licensed technology in the marketplace; the impact of, and costs of complying with healthcare laws and regulations, and our failure to comply with such laws and regulations; information technology system failures, cyberattacks or deficiencies in our cybersecurity; and unfavorable global economic conditions. These and other important factors discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K filed with the SEC on March 13, 2025, and our other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law.

Contact: investors@indaptusrx.com

Investor Relations Contact:

CORE IR
Louie Toma
louie@coreir.com

INDAPTUS THERAPEUTICS, INC.

Unaudited Condensed Consolidated Balance Sheets

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$5,825,639	$5,786,753
Prepaid expenses and other current assets	613,354	831,577

Total current assets	6,438,993	6,618,330

Non-current assets:
Right-of-use asset	8,487	82,175
Other assets - deposits to third parties	392,572	638,251

Total non-current assets	401,059	720,426

Total assets	$6,840,052	$7,338,756

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$2,225,639	$3,309,717
Operating lease liability, current portion	8,686	84,164

Total current liabilities	2,234,325	3,393,881

Commitments and contingencies

Stockholders’ equity:
Common stock: $0.01 par value, 200,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 1,641,920 shares issued and outstanding as of September 30, 2025 and 428,799 shares issued and outstanding as of December 31, 2024*	16,420	4,288
Preferred stock: $0.01 par value, 5,000,000 shares authorized as of September 30, 2025 and December 31, 2024; no shares issued or outstanding	-	-
Additional paid in capital*	77,764,956	64,379,770
Accumulated deficit	(73,175,649)	(60,439,183)

Total stockholders’ equity	4,605,727	3,944,875

Total liabilities and stockholders’ equity	$6,840,052	$7,338,756

*	Retroactively restated for one-for-twenty-eight share consolidation on June 27, 2025.

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	$1,517,723	$1,466,037	$6,495,677	$4,771,152
General and administrative	1,130,764	1,676,020	5,182,132	6,423,029

Total operating expenses	2,648,487	3,142,057	11,677,809	11,194,181

Loss from operations	(2,648,487)	(3,142,057)	(11,677,809)	(11,194,181)

Other income, net	39,088	73,021	94,764	303,201
Change in fair value of convertible promissory notes	(365,718)	-	(1,153,421)	-

Net loss	$(2,975,117)	$(3,069,036)	$(12,736,466)	$(10,890,980)

Net loss available to common stockholders per share of common stock, basic and diluted*	$(2.98)	$(9.04)	$(18.48)	$(34.53)

Weighted average number of shares used in calculating net loss per share, basic and diluted*	997,038	339,659	689,174	315,451

*	Retroactively restated for one-for-twenty-eight share consolidation on June 27, 2025.

Unaudited Condensed Consolidated Statements of Cash Flows

	For the Nine Months Ended
	September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(12,736,466)	$(10,890,980)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	-	735
Stock-based compensation	572,268	2,001,727
Change in fair value of convertible promissory notes	1,153,421	-
Changes in operating assets and liabilities:
Prepaid expenses and other current and non- current assets	463,902	634,419
Accounts payable and other current liabilities	(1,084,078)	(673,829)
Operating lease right-of-use asset and liability, net	(1,790)	487
Net cash used in operating activities	(11,632,743)	(8,927,441)

Cash flows from financing activities:
Proceeds from issuance of convertible promissory notes	5,714,800	-
Proceeds from issuance of shares of common stock and warrants	6,396,888	3,375,590
Proceeds from exercise of pre-funded warrants	154	-
Issuance costs	(440,213)	(429,516)
Net cash provided by financing activities	11,671,629	2,946,074

Net increase (decrease) in cash and cash equivalents	38,886	(5,981,367)

Cash and cash equivalents at beginning of period	5,786,753	13,362,053

Cash and cash equivalents at end of period	$5,825,639	$7,380,686

Noncash investing and financing activities
Transaction costs in accounts payable and other current liabilities	$-	$129,993
Settlement of convertible promissory notes	$6,868,221	$-
Issuance of commitment shares*	$109	$-

*	Retroactively restated for one-for-twenty-eight share consolidation on June 27, 2025.